SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Fossil Group, Inc.

(Name of Registrant as Specified in Its Charter)

The Buxton Helmsley Group, Inc.

Buxton Helmsley Capital Partners, LLC

Buxton Helmsley Active Value Fund, L.P.

Alexander Parker

Chuck Garcia

Deirdre A. O’Connor

Pamela Corrie

Rumbi Petrozzello

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BUXTON HELMSLEY NOMINATES FOUR HIGHLY QUALIFIED DIRECTORS TO FOSSIL GROUP BOARD

TO HELP END YEARS OF SHAREHOLDER SUFFERING

Sees Board and Management as Having Failed Shareholders While Overseeing Precipitous Decline in Stock Price and Failing to Take Most Basic Steps to Restore Market Confidence;

FOSL Shares Have Lost 97% of Value Since CEO Kosta Kartsotis was Named Chairman of the Board Yet No Directors or Executive Officers Have Purchased Any Shares of Stock on Open Market in Last Three Years

Fossil CFO Sunil Doshi Inappropriately Answered or Altogether Refused to Answer Basic Accounting-Related Due Diligence Questions Over Financial Statements Bearing His Signature

Believes Without Meaningful Board and Management Change, Fossil Shareholders Face Imminent Irreparable Harm

NEW YORK – February 20, 2024 – The Buxton Helmsley Group, Inc. (together with certain of its affiliates, “BHG” or “we”), which has an approximate 1.4% interest in Fossil Group, Inc. (“Fossil” or the “Company”) (NASDAQ: FOSL), today announced its intention to nominate four highly qualified director candidates to the Fossil Board of Directors (the “Board”) at the Company’s 2024 Annual Meeting of Shareholders.

Alexander Parker, Senior Managing Director at BHG, said, “Fossil is a beloved brand that has delighted millions of customers for years. However, it has become clear to us how much the Company’s future is in danger. For far too long, Fossil’s Board and management have destroyed massive shareholder value due to a lack of proactivity, made numerous, inexcusable strategic blunders, and – now made very clear to us – represent a grave threat to the Company’s investors and long-term prospects.

“The facts under the current regime are disturbing: Fossil’s stock price has dropped approximately 97% since CEO Kosta Kartsotis was named Board Chair in May 2010, not a single incumbent director or executive officer has purchased even one share of the Company’s stock in the open market in three years, and five of eight directors have never purchased a single share since joining Board.  Further, the Company continues to employ a CFO who either inappropriately answered or entirely refused to answer basic questions related to financial statements he previously certified.  From his silence, in the face of what should be easy to answer questions, we believe the CFO is leaving open the possibility of later abandoning his previous certifications of the Company’s financial statements.

“Moreover, the Board’s actions (including strapping CFO Sunil Doshi with a “golden parachute” after his alarming communications with BHG, in apparent fear of BHG’s imminent intervention) are clear to us to be putting investors in imminent danger, and the Company on a path to financial ruin, an outcome we cannot accept.

"Given the Board’s abysmal judgement and failure to oversee management for years, the need for immediate change at Fossil is abundantly clear. As a result, Buxton Helmsley is nominating four highly qualified directors with the required skillsets, financial and operational acumen, track records of creating shareholder value, and integrity to restore Fossil’s credibility and rebuild trust with investors. Our nominees include Pamela B. Corrie, who brings 25 years of experience in corporate turnarounds; Charles Garcia, who has substantial capital markets expertise; Deirdre A. O'Connor, who served at the U.S. Department of Justice for ten years; and Rumbi B. Petrozzello, former President of the New York State Society of CPAs. We believe these four director candidates possess the expertise to restore confidence in Fossil’s leadership and explore numerous neglected opportunities to enhance shareholder value.”

BHG’s Director Nominees include:

•	Pamela B. Corrie – Ms. Corrie has over 25 years of experience in complex corporate turnarounds and restructuring strategies. After practicing law at Weil, Gotshal & Manges for a decade, Ms. Corrie served in extensive executive leadership roles, including as the General Counsel for Risk and Restructuring at General Electric Capital Corporation, Americas and Chief Restructuring Officer of ABC Carpet and Home, Inc. She also served as Chief Executive Officer, Corporate of Epiq Systems, Inc., a provider of legal and business services. She previously held or currently holds board positions at Burford Capital, Spark Networks SE, AIG Financial Products, IFit Health and Fitness Inc., AM Castle, Carl Marks Advisors, Boxed, Inc.*, Lord & Taylor, Pier 1 Imports, Inc.*, and Bed, Bath & Beyond* (director of 15 subsidiaries), among others. (*Ms. Corrie's appointment to these companies as a director has been in her capacity as a restructuring professional).
•	Charles Garcia – Mr. Garcia is an accomplished leader in executive development for Fortune 500 companies, financial institutions, and financial technology firms, starting his own company, Climb Leadership International, in 2013. He has built a career focused on the capital markets and financial services industries, having previously served as a managing director at Citadel, and before that, as a director of business development at BlackRock. He began his career at Bloomberg where he later spearheaded Bloomberg LP’s strategic launch across Latin America. Mr. Garcia has also served as an adjunct professor at Columbia University and as a professor and assistant dean at Long Island University’s School of Business.
•	Deirdre A. O’Connor – Ms. O’Connor is a successful business leader with extensive governance, legal, finance and restructuring experience. She is a managing director at Epiq Systems, Inc., where she rebuilt Epiq's restructuring business to drive revenue growth by approximately 1,400% over the course of three years. Prior to Epiq, she spent over ten years at the U.S. Department of Justice, overseeing some of the largest in-court restructurings in history, including that of Delta Airlines. Ms. O'Connor also previously served as managing director at Wells Fargo Capital Finance, where she positioned the business to a place of prominence in the restructuring lending space. She has served in directorship positions at ABC Carpet & Home, Inc., LUSH USA (court-appointed), on the Celsius Network Litigation Oversight Committee and at the Connecticut Democracy Center.
•	Rumbi B. Petrozzello – Ms. Petrozzello has significant experience in accounting and forensic investigation matters and holds the professional designations of Certified Public Accountant (CPA), is Certified in Financial Forensics (CFF), and is also a Certified Fraud Examiner (CFE). She is a principal of Rock Consulting, where she provides consulting services related to ensuring internal controls adequacy at organizations, in addition to providing litigation support related to accounting and financial matters. She is also Head of Strategy, Consulting at Seramount, a professional services and research firm committed to advancing high-performing, inclusive workplaces. Previously, she was president at the New York Society of CPAs.

About Buxton Helmsley

The Buxton Helmsley Group, Inc. is a New York City-based investment advisory firm and fund manager, engaging both active and passive investment strategies across a range of asset classes, with a general focus on opportunities in North America and Europe. The investment approach is based on deep fundamental analysis and risk management, with a focus on ensuring disclosure obligations being upheld under applicable accounting standards and securities laws.

Important Information

The Buxton Helmsley Group, Inc. and certain of its affiliates (“BHG”), Alexander Parker, Pamela Corrie, Deirdre A. O’Connor, Rumbi B. Petrozzello and Charles Garcia (collectively, the “Participants”) intend to file a definitive proxy statement and accompanying GOLD proxy card (the “Proxy Statement”) with the SEC to be used to solicit proxies in connection with the 2024 annual meeting of shareholders (the “Annual Meeting”) of the Fossil Group, Inc. (the “Company”). All shareholders of the Company are advised to read the Proxy Statement and other documents related to the solicitation of proxies, each in connection with the Annual Meeting, by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The Proxy Statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise is contained in Exhibit 1 to the Schedule 14A to be filed by the Participants with the SEC on February 20, 2024. This document is available free of charge from the sources described above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “will,” “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. Any projected results and/or statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. BHG disclaims any obligation to update the information herein and reserve the right to change any of their opinions expressed herein at any time as they deem appropriate. Past performance is not indicative of future results.

Contacts

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

(212) 257-4170

buxtonhelmsley@gasthalter.com

Investors:

Gabrielle Wolf/Jon Salzberger

Innisfree M&A Incorporated

(212) 750-5833

Exhibit 1

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Buxton Parties (as defined below), together with the other Participants (as defined below), intend to file a definitive proxy statement and accompanying proxy card with the SEC to be used to solicit proxies for votes (a “Proxy Solicitation”) regarding the election of its slate of director nominees and other proposals that may come before the 2024 annual meeting of stockholders of Fossil Group, Inc. (the “Company”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Participants in any future Proxy Solicitation are anticipated to be: (i) Buxton Helmsley Active Value Fund, L.P. (“Active Value Fund”), a Delaware limited partnership, (ii) The Buxton Helmsley Group, Inc., a New York corporation (“BHG”), (iii) Buxton Helmsley Capital Partners, LLC (“Capital Partners”), (iv) Alexander Parker (“Mr. Parker”), (v) Chuck Garcia (“Mr. Garcia”), (vi) Deirdre A. O’Connor (“Ms. O’Connor”), (vii) Pamela Corrie (“Ms. Corrie”), and (viii) Rumbi Petrozzello (“Ms. Petrozzello” and together with Active Value Fund, BHG, Capital Partners, Mr. Parker, Mr. Garcia, Ms. O’Connor and Ms. Corrie, the “Buxton Parties”).

As of the date hereof, the Participants beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 711,310 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, Capital Partners may be deemed to beneficially own 711,310 shares of Common Stock (including 100 shares of Common Stock held in record name by Active Value Fund and 191,500 shares of Common Stock underlying call option contracts (the “Call Options”) held by Active Value Fund), by virtue of being the investment manager of Active Value Fund and an affiliated managed account managed by Capital Partners. Mr. Parker may be deemed to beneficially own 711,310 shares of Common Stock (including the 100 shares of Common Stock held in record name by Active Value Fund and the 191,500 shares of Common Stock underlying the Call Options), by virtue of being the Managing Partner of Capital Partners. The Call Options are contracts with unaffiliated third party financial institutions which are exercisable within 60 days of the date hereof and which contain a strike price of $4.00 and an exercise date of March 15, 2024.

Capital Partners is the investment manager and general partner of Active Value Fund. BHG serves as investment advisor to Active Value Fund.